WEB PORTAL DESIGN AGREEMENT

THIS WEB PORTAL DESIGN AGREEMENT (this “Agreement”) made, entered into and effective as of March 1, 2007.

BY AND BETWEEN:

Metapoint Technologies Corp.. a company duly incorporated under the laws of Delaware (the “Company”)

AND:

Portlogic Systems Inc., a company duly incorporated under the laws of Nevada (the "Service Provider"),

WHEREAS the Company’s business includes performing marketing and advertising services using electronic media, and the Service Provider is in the business of designing and providing interactive online community portals and websites,

NOW THEREFORE IN CONSIDERATION of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which is acknowledged by each party), the parties agree as follows:

ARTICLE 1: SERVICES

1.1. The Company engages the Service Provider as an independent contractor to program and integrate into two thematic websites supplied by the Company (each a “Website”) the following interactive and portal management functions (the “Services”):

a) Membership system.

b) Message forums.

c) Newsletter distribution and uploading.

d) User-viewable calendar, event linking, and event reminders.

e) Webmaster administration, including providing seamless member management, and event posting.

f) Interfaces to enable administrators and members edit and post new data, news, content, and links.

1.2. Excluded from the Services are the following, which shall be the sole responsibility of the Company:

a) Providing text or other front-end content.

b) Hosting.

c) Communicating with any persons accessing the Websites.

d) Updating or maintaining the Websites in any way.

1.3. The Service Provider shall ensure that the Websites that it prepares do not in any way violate any copyright or other intellectual property right of any person anywhere in the world. The Service Provider agrees to indemnify and hold harmless the Company and its members, shareholders, directors, officers, employees, agents, contractors, representatives, parent company, affiliates and subsidiaries (together, the “Indemnified Parties”) from and against any losses, costs, charges, claims, damages, suits, liabilities, fines, expenses (including reasonable legal fees and expenses), actions, or judgments, made, brought, claimed, awarded, or recovered by any person against any of the Indemnified Parties in connection with the Websites.

ARTICLE 2: FEES AND PAYMENT TERMS

2.1. In consideration for the performance of the Services, the Company shall do and pay to the Service Provider $7,500 in the lawful currency of the United States (the “Fees”), plus applicable taxes.

2.2. The Fees shall be due and payable within 30 calendar days of the date that this Agreement commences.

2.3. If any Fees payable to the Service Provider have not been received by the Service Provider in full when due, the outstanding Fees shall accrue interest at an annual rate of 15%, or the highest amount allowed by law, whichever is lower. Interest shall compound monthly until payment has been made in full.

ARTICLE 3: TERM AND TERMINATION

3.1. The term of this Agreement shall commence on the date set forth on the first page and shall terminate when all Services have been performed in full and all Fees have been paid.

3.2. Notwithstanding any other provision of this Agreement, if either party:

(a) fails to comply with any provision of this Agreement;

(b) has made any representation or warranty in this Agreement that is untrue or incorrect;

(c) breaches any covenant in this Agreement; or

(d) fails to make any payment of Fees when due,

then, and in addition, to any other remedy or remedies available to the other party, the other party may, at its sole discretion and option, terminate this Agreement immediately upon written notice of termination to the first party.

3.3. Notwithstanding any other provisions of this Agreement, the provisions of Article 2 and 6 and of this Agreement and all obligations of each party that have accrued before the effective date of termination of this Agreement that are of a continuing nature will survive termination or expiration of this Agreement.

ARTICLE 4
WARRANTIES AND LIMITATION OF LIABILITY

4.1     The Service Provider warrants to the Company that the Services will be performed in a professional and workmanlike manner. The Company’s sole remedy for any breach of this warranty will be for the Service Provider, at its option, (a) to re-perform the affected Services as warranted, or (b) to refund to the Company the amount of Fees paid for that portion of Services which are defective. This express warranty is in lieu of all other representations, warranties or conditions, expressed or implied including implied warranties or conditions of merchantability, durability, description and fitness for a particular purpose.

4.2. In no event will the Service Provider be liable to the Company for any direct, indirect, incidental, special, consequential, or punitive damages in connection with this Agreement or the Services, including, but not limited to, business interruption, or loss of anticipated contracts, revenues, profits or savings, howsoever arising, whether directly or indirectly, from any contract breach, fundamental or otherwise. Without limiting the foregoing, the Service Provider will have no liability to the Company for anything done or omitted to be done, in accordance with the terms of this Agreement or instructions properly received from the Company pursuant hereto, if done in good faith and with reasonable care and without willful or wanton misconduct on the Service Provider’s part.

4.3. No action, regardless of form, arising out of any transaction under this Agreement may be brought by either party more than one year after the cause of action has accrued.

ARTICLE 5
OWNERSHIP OF WORK

5.1. The Service Provider agrees to assign, on an ongoing basis throughout the term of the Agreement, exclusively to the Company in perpetuity, all right, title and interest of any kind whatsoever, in and to the Websites, including any and all copyrights thereto (and the exclusive right to register copyrights). Accordingly, all rights in and to the Websites, including any materials derived therefrom or based thereon and regardless of whether any such Websites are actually used by the Company, shall from its creation be owned exclusively by the Company, and the Service Provider will not have or claim to have any rights of any kind whatsoever in such Websites. Without limiting the generality of the foregoing, Service Provider will not make any use of any of the Websites in any manner whatsoever without the Company’s prior written consent, which may be withheld at the sole discretion of the Company.

ARTICLE 6: VENUE, REMEDIES AND ARBITRATION

6.1. The parties each agree to make use of the facilities of Small Claims Court in connection with any claim, dispute or other matter in questions arising out of or relating to this Agreement or to a breach or alleging breach thereof will, unless the party bringing forward the claim, dispute or other matter reasonably believes that it represents an amount exceeding $10,000 in the lawful currency of Canada (or an equivalent amount in foreign currency), in which case it will be referred to arbitration to be conducted by a single arbitrator under and in accordance with the terms of the most current version of the Province of Ontario Arbitration Act, S.O. 1991, c. 17, applying the law of Ontario and the laws of Canada applicable therein to any such arbitration, with the arbitrator’s decision to be final, conclusive and binding upon the parties. The parties agree that the dispute resolution procedures described in this will be the sole and exclusive procedures for the resolution of any disputes which arise out of or are related to this Agreement.

ARTICLE 7: NOTICES

7.1. Any notice will be deemed delivered: (a) on the day of delivery in person; (b) one day after deposit with an overnight courier, fully prepaid; (c) on the date sent by facsimile transmission; (d) on the date sent by e-mail, if confirmed by registered mail (return receipt requested); or (e) four days after being sent by registered mail (return receipt requested).

7.2. Any notice permitted or required under the Agreement must be in writing and be sent to the following address or fax number, or at such other reasonable address or fax number at which personal delivery may be effected of which a party may from time to time give notice:

(a) To the Company:

Metapoint Technologies Corp.

113 Barksdale Professional Center

Newark, DE, USA

19711

(b) To the Service Provider:

Portlogic Systems Inc.

First Canadian Place

100 King Street West, Suite 5700

Toronto Ontario, Canada

M5X 1K7

7.3. Either party may, from time to time, advise the other party by notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified will be conclusively deemed to be the address of the party giving such notice.

ARTICLE 8: GENERAL

8.1. Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to all matters herein, and there are no other agreements in connection with this subject matter except as specifically set forth or referred to in this Agreement. This Agreement supersedes any and all prior agreements and understandings relating to the subject matter. Both parties acknowledge that neither of the parties has been induced to enter into this Agreement by any representation or writing not incorporated into this Agreement.

8.2. Governing Law. This Agreement will in all respects be governed exclusively by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and will be treated in all respects as a Province of Ontario contract.

8.3. Amendments. This Agreement may only be amended if such amendment is confirmed in writing by both parties.

8.4. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one and the same original document.  Each party may deliver a counterpart signature page by facsimile transmission.

8.5. Severability. If any portion of this Agreement is declared invalid or unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity or enforceability of any other covenant or provisions herein, and such unenforceable portion shall be severed from the remainder of the Agreement.

8.6. Waivers. A waiver of any default, breach, or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver will be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. Any waiver by a party of any default, breach or non-compliance under this Agreement will not operate as a waiver of that party’s right under this Agreement in respect of any continuing or subsequent default, breach or non-observance.

8.7. Headings. The headings used in this Agreement are for the convenience of reference only and do not form part of or affect the interpretation of this Agreement.

8.8. Schedules. Any Schedules to this Agreement are an integral part of this Agreement as if set out at length in the body of this Agreement.

8.9. Conflict. In the event that there is a conflict or inconsistency between the wording of any of this Agreement and any Schedule, the Schedule shall govern.

8.10. Further Assurances. The parties agree to do all such other things and to take all such other actions as may be necessary or desirable to give full effect to the terms of this Agreement.

8.11. Number and Gender. Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

8.12. “person”. In this Agreement, the term “person” is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof, or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity;

8.13. Statute. Any reference to a statute in this Agreement, whether or not that statute has been defined or cited, includes all regulations made under it, any amendments made to it and in force, and any statute passed in replacement of or in substitution for it.

8.14. Assignment. Neither party shall, without the prior written consent of the other party, assign or transfer this Agreement, in whole or in part.

*    *    *    *    *

IN WITNESS WHEREOF the parties have duly executed this Agreement in the City of Concord, Ontario, Canada by signing below as of the date on the first page.

Portlogic Systems Inc.

Metapoint Technologies Corp.

/s/ Javed Mawji______________

/s/ Young Jun______________

(Authorized signatory)

(Authorized signatory)

Name:

Javed Mawji

Name: Young Jun

Title: President

Title: President